RONSON CORPORATION                                                    Exhibit 11
CALCULATION OF EARNINGS PER COMMON SHARE
(Dollars in thousands, except per common share data) (unaudited)

                                                             Quarter Ended
                                                             September 30,
                                                     --------------------------
                                                         1996          1995
                                                     -----------    -----------
Assuming No Dilution
--------------------

       Net Earnings (Loss) .......................   $      (303)   $       508
       Less Cumulative Preferred Dividends .......           (44)           (46)
                                                     -----------    -----------
       Net Earnings (Loss) Applicable to Common
          Stock ..................................   $      (347)   $       462
                                                     ===========    ===========
       Weighted average number of common shares
          outstanding (1) ........................     1,801,639      1,719,406
                                                     -----------    -----------

       Net Earnings (Loss) per Common Share ......   $     (0.19)   $      0.27
                                                     ===========    ===========

Assuming Full Dilution
----------------------

       Net Earnings (Loss) .......................   $      (303)   $       508
                                                     ===========    ===========
       Weighted average number of common shares
          outstanding (1) ........................     1,801,639      1,719,406

       Additional common shares outstanding
          resulting from assumed conversion of
          preferred stock to common stock ........       837,791        873,267
                                                     -----------    -----------

       Total .....................................     2,639,430      2,592,673
                                                     ===========    ===========

       Net Earnings (Loss) per Common Share ......   $     (0.11)   $      0.20
                                                     ===========    ===========

--------------
(1) The dilution due to the outstanding stock options was less than 3% in the third quarters of 1996 and 1995 and, therefore, the stock options were not included as common stock equivalents for those periods.

RONSON CORPORATION                                                    Exhibit 11
CALCULATION OF EARNINGS PER COMMON SHARE
(Dollars in thousands, except per common share data) (unaudited)


                                                           Nine Months Ended
                                                             September 30,
                                                     --------------------------
                                                        1996            1995
                                                     -----------    -----------
Assuming No Dilution
--------------------

       Net Earnings ..............................   $       360    $     1,345
       Less Cumulative Preferred Dividends .......          (132)          (138)
                                                     -----------    -----------
       Net Earnings Applicable to
          Common Stock ...........................   $       228    $     1,207
                                                     ===========    ===========

       Weighted average number of common shares
          outstanding (1) ........................     1,788,077      1,711,051
                                                     -----------    -----------

       Net Earnings per Common Share .............   $      0.13    $      0.71
                                                     ===========    ===========


Assuming Full Dilution
----------------------

       Net Earnings ..............................   $       360    $     1,345
                                                     ===========    ===========
       Weighted average number of common shares
          outstanding (1) ........................     1,788,077      1,711,051
       Additional common shares outstanding
          resulting from assumed conversion of
          preferred stock to common stock ........       839,342        873,267
                                                     -----------    -----------

       Total .....................................     2,627,419      2,584,318
                                                     ===========    ===========

       Net Earnings per Common Share .............   $      0.14    $      0.52
                                                     ===========    ===========

-----------------
(1) The dilution due to the outstanding stock options was less than 3% in the nine months of 1996 and 1995 and, therefore, the stock options were not included as common stock equivalents for those periods.